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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                DECEMBER 14, 2000




                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)




         MASSACHUSETTS                   0-14680              06-1047163
(State or other jurisdiction of  (Commission file number)    (IRS employer
 incorporation or organization)                           identification number)


               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (617) 252-7500


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         -------------------------------------

         On December 14, 2000, we completed the acquisition of GelTex Pharmaceuticals, Inc. The acquisition was structured as a merger of one of our wholly-owned subsidiaries with and into GelTex pursuant to an Agreement and Plan of Merger, dated as of September 11, 2000 among Genzyme, Titan Acquisition Corp. and GelTex, as amended. The merger is being accounted for as a purchase.

         As consideration for the merger, Genzyme is issuing approximately eight million shares of Genzyme General Division Common Stock ("Genzyme General Stock") and approximately $515 million in cash. For the cash portion of the merger consideration, Genzyme is using a combination of current cash and borrowing under a credit facility. Each share of GelTex common stock, $.01 par value, was converted into the right to receive either $47.50 in cash or 0.7272 of a share of Genzyme General Stock. GelTex stockholders were entitled to submit an election form on which they indicated their preferred form of merger consideration prior to the closing of the merger. Because not more than 50% of the outstanding shares of GelTex common stock were to be converted into cash or a fraction of a share of Genzyme General Stock, and more than 50% of the GelTex stockholders elected to receive Genzyme General Stock, the merger consideration was prorated. After proration, each share of GelTex common stock for which a valid stock election was submitted was converted into $22.59 in cash and 0.3813 of a share of Genzyme General Stock. All other GelTex stockholders are entitled to receive $47.50 in cash for each share of GelTex common stock that they own. Cash is payable in lieu of any fractional shares of Genzyme General Stock otherwise issuable in the merger for a price equal to the fraction times $95.5625. Outstanding warrants and all outstanding options to purchase shares of GelTex common stock were automatically converted into warrants and options to purchase Genzyme General Stock based on the exchange ratio of 0.7272.

         Two former members of GelTex's board of directors hold positions with Genzyme. Henri A. Termeer, a GelTex director, is Genzyme's chairman of the board of directors, president and chief executive officer. Robert J. Carpenter, who, prior to the merger was the chairman of the GelTex board of directors, is also one of Genzyme's directors. Because Mr. Termeer and Mr. Carpenter were directors of both companies prior to entering into the merger agreement, the companies' board of directors formed special committees to negotiate the terms of the merger agreement.

         The assets acquired in the merger are used by GelTex in the business of discovery, development and commercialization of non-absorbed polymer drugs that bind and eliminate targeted substances within the gastrointestinal tract and small-molecule pharmaceuticals consisting of novel polyamine analogues and metal chelators. Genzyme intends that GelTex, as its wholly-owned subsidiary, will operate the same business.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         -------------------------------------------------------------------

(a)      Financial Statements of Business Acquired.

         Genzyme intends to provide the financial statements of GelTex Pharmaceuticals, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X, together with a manually signed accountant's report pursuant to Rule 2-02 of Regulation S-X, under cover of a Form 8-K/A within the time allowed for such filing by Item 7(a)(4) of this Form.

(b)      PRO FORMA Financial Information.

         Pro forma financial information will be filed under cover of a Form 8-K/A within the time allowed for such filing by Item 7(a)(4) of this Form.

(c)      Exhibits:

         2.1 Agreement and Plan of Merger, dated as of September 11, 2000, among Genzyme Corporation, Titan Acquisition Corp. and GelTex Pharmaceuticals, Inc. as amended. Previously filed as Exhibit
               99.1 to Genzyme's Current Report on Form 8-K dated September 11, 2000 (Commission File No. 000-14680) and incorporated herein by reference.





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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENZYME CORPORATION



Dated: December 14, 2000             By:      /s/ Michael Wyzga
                                          --------------------------------------
                                           Michael Wyzga, Senior Vice
                                           President, Finance and Chief
                                           Financial Officer







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                                  EXHIBIT INDEX

EXHIBIT
   NO.    DESCRIPTION
-------   -----------

  2.1 Agreement and Plan of Merger, dated as of September 11, 2000, among Genzyme Corporation, Titan Acquisition Corp. and GelTex
          Pharmaceuticals, Inc. as amended. Previously filed as Exhibit 99.1 to Genzyme's Current Report on Form 8-K dated September 11, 2000 (Commission File No. 000-14680) and incorporated herein by reference.